EXHIBIT 23.3








               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS







Talk America Holdings, Inc.
Reston, Virginia


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 7, 2000, relating to the consolidated financial statements and schedule as of December 31, 1999 and for each of the years in the two year period ended December 31, 1999, of Talk America Holdings, Inc. (formerly Talk.com Inc.) and subsidiaries (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.





                                                 /s/ BDO Seidman, LLP




New York, New York
December 7, 2001